UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2006

CURON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47987 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 661-1801

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

Reference is made to the disclosures concerning our plan to file for bankruptcy relief in Section 8.01 to this Form 8-K. Those disclosures are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors.

(b) Reference is made to the disclosures concerning resignation of our directors and cessation of employment of our executive officers in Section 8.01 to this Form 8-K. Those disclosures are incorporated herein by reference.

Item 8.01. Other Events.

On November 13, 2006, our board of directors determined to file a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code. Our board of directors further determined to cease our operations on November 15, 2006 resulting in the termination of all employees. All directors have resigned from our board of directors, with such resignations to be effective immediately prior to the filing of our bankruptcy petition.

In view of our financial condition and pending bankruptcy proceedings, we are unable to timely file our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Larry C. Heaton II
Larry C. Heaton II President, Chief Executive Officer

Date: November 14, 2006